Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement Nos. 333-81438, 333-125183, 333-139597, 333-175319 and 333-190982 on Form S-8 and Registration Statement No. 333-203209 on Form S-3. of our reports dated March 31, 2016, relating to the consolidated financial statements and financial statement schedule of EVINE Live Inc. and subsidiaries, and the effectiveness of EVINE Live Inc. and subsidiaries’ internal control over financial reporting, appearing in this Annual Report on Form 10-K of EVINE Live Inc. and subsidiaries for the year ended January 30, 2016.

Minneapolis, Minnesota
March 31, 2016